Exhibit 99.1

Warrior Met Coal Announces First Quarter 2017 Results

Production increases 83% to 1.6 million short tons
Sales volume increases 32% to 1.1 million short tons
Board approves capital allocation programs including quarterly dividend of $0.05 per share
Net income of $108.3 million and Adjusted EBITDA of $135.5 million

BROOKWOOD, AL  — May 18, 2017 — Warrior Met Coal, Inc. (NYSE:HCC) (“Warrior” or the “Company”) today announced results for the first quarter ended March 31, 2017. Warrior is the leading dedicated U.S. based producer and exporter of high quality metallurgical (“met”) coal for the global steel industry.

“We are pleased with our strong performance in this first quarter reporting as a newly listed company,” commented Walt Scheller, CEO of Warrior Met Coal. “Over the past year, we have established Warrior as the premier and only ‘pure-play’ met coal producer in the U.S. Warrior’s unique value proposition is based on two principal factors: the strength of our met coal assets, and our competitive positioning as a formidable operator in the era of ‘new coal.’” Warrior began trading on the NYSE on April 13, 2017.

Operating Results
Mine No. 4 and Mine No. 7 were both operational during the first quarter of 2017, with one longwall at Mine No. 4 and two longwalls at Mine No. 7. Both mines continued to ramp up production toward the Company’s historical annual production level of approximately 8 million short tons. Warrior produced 1.6 million short tons of met coal in the first quarter 2017 which was 33% better than expected, and included the move of one longwall operation. “There is significant growth potential embedded in Warrior’s existing operations,” added Mr. Scheller. “We have improved our productivity and advance rates as our workforce continued to skill up, and we will commit our catch-up capital spending to realize nameplate production capacity in our two mines of about 8 million short tons per year.”

Financial Results
Total revenues were $254.0 million for the first quarter of 2017, including $241.1 million in mining revenues, which consisted of met coal sales of 1.1 million short tons at an average selling price of $213.89 per short ton. During this period, the Company reported net income of $108.3 million, or $2.06 per share. Adjusted Net Income for the first quarter 2017 was $117.2 million, or $2.22 per share and Adjusted EBITDA for the quarter was $135.5 million.

Cost of sales for the first quarter of 2017 were $106.1 million, or 41.8% of total revenues and includes mining costs, transportation and royalty costs. Cash cost of sales (free-on-board port) per short ton was $93.75 in the first quarter that reflects higher volumes and realized pricing, which increases wage, transportation and royalty costs. Selling, general and administrative expenses for the first quarter 2017 were $5.2 million, or 2.0% of total revenues. Depreciation and depletion costs for the first quarter 2017 were $14.6 million, or 5.7% of total revenues and primarily consists of depreciation of machinery and equipment and depletion of mineral interests. Transaction and other costs associated with the Company’s initial public offering were $9.0 million for the first quarter of 2017. Warrior incurred interest expense of $0.6 million, and recognized income tax expense of $1.9 million for the first quarter of 2017.

Cash Flow and Liquidity
The Company generated strong cash flow from operating activities in the first quarter of 2017 of $65.6 million, net of a $58.1 million build in working capital. The working capital use of cash primarily reflects higher sales volume and realized pricing in accounts receivable as well as higher than expected inventory levels from higher coal production in the first quarter of 2017. Capital expenditures for the first quarter 2017 were $11.4 million, resulting in free cash flow of $54.2 million. Cash flows used in financing activities were $190.8 million which reflected the payment of a special dividend distribution of $190.0 million in the first quarter of 2017 prior to Warrior’s initial public offering.

The Company’s available liquidity as of the end of the quarter was $95.9 million, consisting of cash and cash equivalents of $13.5 million and $82.4 million available under our Asset-Based Revolving Credit Agreement.

Capital Allocation Programs
On May 17, 2017, Warrior’s Board of Directors adopted a policy of paying a quarterly cash dividend of $0.05 per share. The initial quarterly dividend will be paid on June 13, 2017 to stockholders of record on May 30, 2017.

In addition to the regular quarterly dividend and to the extent that the Company generates excess cash that is beyond the then current requirements of the business, the Board may consider returning all or a portion of such excess cash to stockholders through a special dividend or implementation of a stock repurchase program. Any future dividends or stock repurchases will be at the discretion of the Board and subject to consideration of a number of factors including business and market conditions, future financial performance and other strategic investment opportunities. The Company will also seek to optimize its capital structure to improve returns to stockholders while allowing flexibility for the Company to pursue very selective strategic growth opportunities which can provide compelling stockholder returns.

Company Outlook
The Company expects to continue to ramp up production at its mines in 2017 from the levels achieved in 2016. Given the positive results of the first quarter, including production that was 33% higher than our plans, the Company has updated its internal plans and established the following guidance for 2017:

Coal sales	5.9 - 6.3 million short tons
Coal production	6.1 - 6.5 million short tons
Cash cost of sales (free-on-board port)	$89 - $95 per short ton
Capital expenditures	$97 - $117 million
Selling, general and administrative expenses	$26 - $29 million

Factors that may affect outlook include:
- Quarterly HCC benchmark pricing
- Number of longwall operation moves and timing of those moves between quarters. The following are the expected longwall moves for the remainder of 2017: Q2 - 0 moves, Q3 - 1 move, Q4 - 2 moves.
- Excludes transaction or other non-recurring costs

The Company does not provide reconciliations of its outlook for cash cost of sales (free-on-board port) to cost of sales in reliance on the unreasonable efforts exception provided for under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop the meaningful comparable GAAP cost of sales. These items typically include non-cash asset retirement obligation accretion expenses, mine idling expenses and other non-recurring indirect mining expenses that are difficult to predict in advance in order to include a GAAP estimate.

Use of Non-GAAP Measures
This release contains the use of certain U.S. non-GAAP (“Generally Accepted Accounting Principles”) measures. These non-GAAP measures are provided as supplemental information for financial measures prepared in accordance with GAAP. Management believes that these non-GAAP measures provide additional insights into the performance of the Company, and they reflect how management analyzes Company performance and compares that performance against other companies. These non-GAAP measures may not be comparable to other similarly titled measures used by other entities. The definition of these non-GAAP measures and a reconciliation of non-GAAP to GAAP measures is provided in the financial tables section of this release.

Conference Call
The Company will hold a conference call to discuss its first quarter 2017 results today, May 18, 2017, at 4:30 p.m. ET. To listen to the event live or access an archived recording, please visit http://investors.warriormetcoal.com/.

Analysts and investors who would like to participate in the conference call should dial 1-866-807-9684 (domestic) or 1-412-317-5415 (international) 10 minutes prior to the start time and reference the Warrior Met Coal conference call.

Telephone playback will also be available beginning at 7:30 p.m. ET May 18, 2017. The replay will be available by calling: 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and entering passcode 10107326.

About Warrior Met Coal
Warrior Met Coal is a large scale, low-cost U.S. based producer and exporter of premium hard coking coal (“HCC”), operating highly efficient longwall operations in its underground mines located in Alabama. The HCC that Warrior produces from the Blue Creek coal seam contains very low sulfur and has strong coking properties and is of a similar quality to coal referred to as the benchmark HCC produced in Australia. The premium nature of Warrior’s HCC makes it ideally suited as a base feed coal for steel makers and results in price realizations near the HCC benchmark. Warrior sells all of its met coal production to steel producers in Europe, South America and Asia. For more information about Warrior Met Coal, please visit www.warriormetcoal.com.

Forward-Looking Statements
This press release contains, and the Company’s officers and representatives may from time to time make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “project,” “target,” “foresee,” “should,” “would,” “could,” “potential,” or other similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements represent management’s good faith expectations, projections, guidance or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, without limitation, fluctuations or changes in the pricing or demand for the Company’s coal (or met coal generally) by the global steel industry; legislation and regulations relating to the Clean Air Act and other environmental initiatives; regulatory requirements associated with federal, state and local regulatory agencies, and such agencies’ authority to order temporary or permanent closure of the Company’s mines; operational, logistical, geological, permit, license, labor and weather-related factors, including equipment, permitting, site access, operational risks and new technologies related to mining; the Company’s obligations surrounding reclamation and mine closure; inaccuracies in the Company’s estimates of its met coal reserves; the Company’s ability to develop or acquire met coal reserves in an economically feasible manner; significant cost increases and fluctuations, and delay in the delivery of raw materials, mining equipment and purchased components; competition and foreign currency fluctuations; fluctuations in the amount of cash the Company generates from operations, including cash necessary to pay any special or quarterly dividend or to initiate a stock repurchase program; the Company’s ability to comply with covenants in its credit facility; integration of businesses that the Company may acquire in the future; adequate liquidity and the cost, availability and access to capital and financial markets; failure to obtain or renew surety bonds on acceptable terms, which could affect the Company’s ability to secure reclamation and coal lease obligations; costs associated with litigation, including claims not yet asserted; and other factors described in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its Registration Statement on Form S-1 (File No. 333-216499) and Form 10-Q for the quarterly period ended March 31, 2017 and other reports filed from time to time with the SEC, which could cause the Company’s actual results to differ materially from those contained in any forward-looking statement. The Company’s filings with the SEC are available on its website at www.warriormetcoal.com and on the SEC's website at www.sec.gov.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors.

Note Regarding “Predecessor” Comparisons
The Company’s results on a “Predecessor” basis relate to the assets acquired and liabilities assumed by Warrior Met Coal, LLC from Walter Energy, Inc. in the asset acquisition described in the Company’s Registration Statement on Form S-1 (File No. 333-216499) and the related periods ending on or prior to March 31, 2016. The Company’s results on a “Successor” basis relate to Warrior Met Coal, LLC and its subsidiaries for periods beginning as of April 1, 2016 and Warrior Met Coal, Inc. after giving effect to its corporate conversion on April 12, 2017 from a Delaware limited liability company into a Delaware corporation. The historical costs and expenses reflected in the Predecessor combined results of operations include an allocation for certain corporate functions historically provided by Walter Energy Inc. Certain functions critical to the Predecessor’s operations were centralized and managed by Walter Energy, Inc. Historically, the centralized functions have included executive senior management, financial reporting, financial planning and analysis, accounting, shared services, information technology, tax, risk management, treasury, legal, human resources, and strategy and development. The costs of each of these services has been allocated to the Predecessor on the basis of the Predecessor’s relative headcount, revenue and total assets to that of Walter Energy, Inc.

Contacts
For Investors:
Dale W. Boyles, 205-554-6129
dale.boyles@warriormetcoal.com

For Media:
William Stanhouse, 205-554-6131
william.stanhouse@warriormetcoal.com

WARRIOR MET COAL, INC.
CONDENSED STATEMENTS OF OPERATIONS
($ in thousands, except per share)

	Successor	Predecessor
	For the three months ended March 31, 2017 (Unaudited)	For the three months ended March 31, 2016
Revenues:
Sales	$241,056	$65,154
Other revenues	12,908	6,229
Total revenues	253,964	71,383
Costs and expenses:
Cost of sales (exclusive of items shown separately below)	106,144	72,297
Cost of other revenues (exclusive of items shown separately below)	8,179	4,698
Depreciation and depletion	14,582	28,958
Selling, general and administrative	5,170	9,008
Other postretirement benefits	—	6,160
Restructuring costs	—	3,418
Transaction and other costs	9,036	—
Total costs and expenses	143,111	124,539
Operating income (loss)	110,853	(53,156)
Interest expense, net	(608)	(16,562)
Reorganization items, net	—	7,920
Income (loss) before income tax expense	110,245	(61,798)
Income tax expense	1,937	18
Net income (loss)	$108,308	$(61,816)
Basic and diluted net income per share (1):
Net income per share—basic and diluted	$2.06
Weighted average number of shares outstanding—basic and diluted	52,681
Dividends per share:	$3.56

(1) On April 12, 2017, in connection with the Company’s initial public offering (“IPO”), Warrior Met Coal, LLC filed a certificate of conversion, whereby Warrior Met Coal, LLC effected a corporate conversion from a Delaware limited liability company to a Delaware corporation and changed its name to Warrior Met Coal, Inc. In connection with this corporate conversion, the Company filed a certificate of incorporation. Pursuant to the Company’s certificate of incorporation, the Company is authorized to issue up to 140,000,000 shares of common stock $0.01 par value per share and 10,000,000 shares of preferred stock $0.01 par value per share. The number of shares and per share amounts of common stock have been retroactively recast to reflect the corporate conversion.

WARRIOR MET COAL, INC.
QUARTERLY SUPPLEMENTAL FINANCIAL DATA AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

QUARTERLY SUPPLEMENTAL FINANCIAL DATA:

	Successor	Predecessor
	For the three months ended March 31, 2017 (Unaudited)	For the three months ended March 31, 2016
(tons in thousands)	Short Tons (1)	Short Tons (1)
Tons sold	1,127	856
Tons produced	1,614	883
Average selling price	$213.89	$76.11
Quarterly HCC benchmark price	$258.62	$73.50
Cash cost of sales (free on board port) per short ton (2)	$93.75	$63.27
(1)    1 short ton is equivalent to 0.907185 metric tons.

RECONCILIATION OF CASH COST OF SALES TO COST OF SALES REPORTED UNDER U.S. GAAP:

	Successor	Predecessor
(in thousands)	For the three months ended March 31, 2017 (Unaudited)	For the three months ended March 31, 2016
Cost of sales	$106,144	$72,297
Asset retirement obligation accretion	(481)	(93)
Mine No. 4 idle costs	—	(10,173)
Other (operating overhead, etc.)	—	(7,843)
Cash cost of sales (free on board port)(2)	$105,663	$54,188

(2)     Cash cost of sales (free on board port) is based on reported cost of sales and includes items such as freight, royalties, labor, fuel and other similar production and sales cost items, and may be adjusted for other items that, pursuant to GAAP, are classified in the Condensed Statements of Operations as costs other than cost of sales, but relate directly to the costs incurred to produce met coal. Our cash cost of sales per short ton is calculated as cash cost of sales divided by the short tons sold. Cash cost of sales per short ton is a non-GAAP financial measure which is not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP) and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe cash cost of sales per ton is a useful measure of performance and we believe it aids some investors and analysts in comparing us against other companies to help analyze our current and future potential performance. Cash cost of sales per ton may not be comparable to similarly titled measures used by other companies.

WARRIOR MET COAL, INC.
QUARTERLY SUPPLEMENTAL FINANCIAL DATA AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (CONTINUED)
(Unaudited)

RECONCILIATION OF ADJUSTED EBITDA TO AMOUNTS REPORTED UNDER U.S. GAAP:

	Successor	Predecessor
(in thousands)	For the three months ended March 31, 2017 (Unaudited)	For the three months ended March 31, 2016
Net income (loss)	$108,308	$(61,816)
Interest expense, net	608	16,562
Income tax expense	1,937	18
Depreciation and depletion	14,582	28,958
Asset retirement obligation accretion	995	1,169
Stock compensation expense	—	390
Transaction and other costs	9,036	—
Reorganization items, net	—	(7,920)
Restructuring costs	—	3,418
Mine No. 4 idle costs	—	10,173
Adjusted EBITDA (3)	$135,466	$(9,048)

(3)  Adjusted EBITDA is defined as net income (loss) before net interest expense, income tax expense, depreciation and depletion, non-cash asset retirement obligation accretion, non-cash stock compensation expense, transaction and other costs, net reorganization items, restructuring costs, and Mine No. 4 idle costs.  Adjusted EBITDA is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted EBITDA are significant to a reader in understanding and assessing our financial condition.  Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under GAAP.  We believe that Adjusted EBITDA presents a useful measure of our ability to incur and service debt based on ongoing operations.  Furthermore, analogous measures are used by industry analysts to evaluate our operating performance.  Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

RECONCILIATION OF ADJUSTED NET INCOME TO AMOUNTS REPORTED UNDER U.S. GAAP:

	Successor	Predecessor
(in thousands, except per share amounts)	For the three months ended March 31, 2017 (Unaudited)	For the three months ended March 31, 2016
Net income (loss)	$108,308	$(61,816)
Transaction and other costs, net of tax	8,882	—
Reorganization items, net, net of tax	—	(7,918)
Restructuring costs, net of tax	—	3,417
Mine No. 4 idle costs, net of tax	—	10,170
Adjusted net income (loss) (4)	$117,190	$(56,147)

Weighted average number of basic and diluted shares outstanding	52,681

Adjusted basic and diluted income per share:	$2.22

(4)    Adjusted net income (loss) is defined as net income (loss) net of the following items net of tax (based on each respective period's effective tax rate): transaction and other costs, reorganization items, net, restructuring costs, and Mine No. 4 idle costs. Adjusted net income (loss) is not a measure of financial performance in accordance with GAAP, and we believe items excluded from adjusted net income (loss) are significant to the reader in understanding and assessing our results of operations. Therefore, adjusted net income (loss) should not be considered in isolation, nor as an alternative to net income under GAAP. We believe adjusted net income (loss) is a useful measure of performance and we believe it aids some investors and analysts in comparing us against other companies to help analyze our current and future potential performance. Adjusted net income (loss) may not be comparable to similarly titled measures used by other companies.

WARRIOR MET COAL, INC.
CONDENSED STATEMENTS OF CASH FLOWS
($ in thousands)

	Successor	Predecessor
	For the three months ended March 31, 2017 (Unaudited)	For the three months ended March 31, 2016
OPERATING ACTIVITIES
Net income (loss)	$108,308	$(61,816)
Non-cash adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities	16,039	21,817
Changes in operating assets and liabilities:
Trade accounts receivable	(30,284)	15,097
Other receivables	(242)	1,070
Inventories	(28,592)	677
Prepaid expenses and other current assets	(2,167)	13,020
Accounts payable	10,237	(15,338)
Accrued expenses and other current liabilities	(7,055)	(16,083)
Other	(691)	858
Net cash provided by (used in) operating activities	65,553	(40,698)
INVESTING ACTIVITIES
Net cash used in investing activities	(11,378)	(5,422)
FINANCING ACTIVITIES
Net cash used in financing activities	(190,765)	(6,240)
Net decrease in cash and cash equivalents and restricted cash	(136,590)	(52,360)
Cash and cash equivalents and restricted cash at beginning of period	152,656	84,462
Cash and cash equivalents and restricted cash at end of period	$16,066	$32,102

RECONCILIATION OF FREE CASH FLOW TO AMOUNTS REPORTED UNDER U.S. GAAP:

	Successor	Predecessor
(in thousands)	For the three months ended March 31, 2017 (Unaudited)	For the three months ended March 31, 2016
Net cash provided by (used in) operating activities	$65,553	$(40,698)
Purchases of property, plant and equipment	(11,378)	(5,422)
Free cash flow (5)	$54,175	$(46,120)

(5) Free cash flow is defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. Free cash flow is not a measure of financial performance in accordance with GAAP, and we believe items adjusted for from net cash provided by (used in) operating activities are significant to the reader in understanding and assessing our results of operations. Therefore, free cash flow should not be considered in isolation, nor as an alternative to net cash provided by (used in) operating activities under GAAP. We believe free cash flow is a useful measure of performance and we believe it aids some investors and analysts in comparing us against other companies to help analyze our current and future potential performance. Free cash flow may not be comparable to similarly titled measures used by other companies.

WARRIOR MET COAL, INC.
CONDENSED BALANCE SHEETS
($ in thousands)

	Successor
	March 31, 2017 (Unaudited)	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$13,455	$150,045
Short-term investments	17,501	17,501
Trade accounts receivable	96,180	65,896
Other receivables	6,142	5,901
Inventories, net	72,101	39,420
Prepaid expenses	14,177	12,010
Total current assets	219,556	290,773
Mineral interests, net	137,392	143,231
Property, plant and equipment, net	492,264	496,959
Other long-term assets	16,733	16,668
Total assets	$865,945	$947,631
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,280	$6,043
Accrued expenses	43,413	47,339
Other current liabilities	5,559	8,405
Current portion of long-term debt	2,878	2,849
Total current liabilities	68,130	64,636
Long-term debt	2,995	3,725
Deferred income taxes	1,944	1,944
Asset retirement obligations	96,960	96,050
Other long-term liabilities	28,165	28,309
Total liabilities	198,194	194,664
Stockholders’ Equity (1):
Common stock, $0.01 par value per share (140,000,000 shares authorized, 53,442,532 shares issued and outstanding)	534	533
Preferred stock, $0.01 par value per share (10,000,000 shares authorized, no shares issued and outstanding)	—	—
Additional paid in capital	608,582	802,107
Retained earnings (accumulated deficit)	58,635	(49,673)
Total stockholders’ equity	667,751	752,967
Total liabilities and stockholders’ equity	$865,945	$947,631
(1) On April 12, 2017, in connection with the Company’s initial public offering (“IPO”), Warrior Met Coal, LLC filed a certificate of conversion, whereby Warrior Met Coal, LLC effected a corporate conversion from a Delaware limited liability company to a Delaware corporation and changed its name to Warrior Met Coal, Inc. In connection with this corporate conversion, the Company filed a certificate of incorporation. Pursuant to the Company’s certificate of incorporation, the Company is authorized to issue up to 140,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. The number of shares and per share amounts of common stock have been retroactively recast to reflect the corporate conversion.